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                                                                     Exhibit 10M

                  NON-DISCLOSURE AND NON-COMPETITION AGREEMENT

     THIS AGREEMENT is entered into between Myers Industries, Inc. (the "Company") and Donald A. Merril, the undersigned Employee effective January 24, 2006. The Company, as used in this Agreement, includes Myers Industries, Inc., its successors and assignees, and any of their existing and future subsidiaries in the United States and foreign countries.

     In consideration of Employee's employment with the Company under an Employment Agreement dated January 24, 2006 ("Employment Agreement"), and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employee covenants and agrees as follows:

I. NON-DISCLOSURE. Employee covenants and agrees so long as this Agreement is in effect, and after the termination of this Agreement, that:

     A. Without the prior written consent of Company, Employee shall not at any time, directly or indirectly, use for Employee's own benefit or purposes or for the benefit or purposes of any other person, firm, partnership, association, corporation or business organization, or disclose to any person, firm, partnership, association, corporation or business organization, any trade secrets, information, data, know-how or knowledge (including, but not limited to, trade secrets, information, data, know-how or knowledge relating to customers, clients, products, technical services, business methods and techniques, print outs, reports, market development programs, revenues, costs, pricing structures, management practices, manuals, contracts, documents, designs, computer programs, computer operating systems, computer applications, software designs, inventions, processes, plans or employees) belonging to, or relating to the affairs of the Company except where required in good faith to transact the business of the Company.

     B. Employee shall return to the Company, at its request, and in any event within three (3) days after termination of Employee's services, in good condition, reasonable wear and tear excepted, all documentation and records which are the property of Company and any and all copies thereof, including, but not limited to, all manuals, promotional and instructional materials, and similar aids and equipment, all correspondence, customer lists, files, plans, contracts, cost and pricing structures, accounting records, memoranda and reports as well as all of Company's equipment and other property in Employee's hands or under Employee's control at the time of the termination of Employee's employment.

     C. Employee shall keep in strict confidence all trade information, product data, technical services, management practices, business and pricing methods and techniques, customer and prospect lists, trade secrets and other confidential information concerning Company's business and its methods of doing business.


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II. NON-COMPETITION.

     A. Employee acknowledges that Employee will be dealing with confidential information, trade secrets and business methods which are the Company's property. Employee further acknowledges that the training, materials, customer lists and other confidential information and trade secrets, all provided to Employee by Company, are of value to the Company and that it is reasonable and necessary for the protection of Company that the Employee not compete with Company within the area and for the duration hereinafter set forth.

     Accordingly, Employee covenants and agrees that Employee shall not, for the term hereof and for a period of three (3) years following the termination of Employee's employment with Company (the "Restricted Period"), for any reason directly or indirectly (which means acting alone, as a sole proprietor, as a partner, employee or agent of a partnership; as an officer, director, employee or shareholder or agent of any other corporation; or as a trustee, fiduciary, consultant, independent contractor, agent or other representative) engage in any or all of the following activities within the Restricted Area (as defined below):

     1. Become employed or affiliated in any capacity with, perform services of any type on behalf of, or enter into or engage in any business or other pursuit that competes with and/or is similar to the Company's business in any way; or

     2. Promote the business of any person, firm, association, or corporation engaged in a business which competes with and/or is similar in any way with the business of the Company; or

     3. Solicit, divert or take away or attempt to solicit, divert, or take away, any of the Company's customers, clients, accounts, sales and/or service representatives, independent contractors or subcontractors, agents, suppliers or patronage; or

     4. Attempt to seek or cause any of Company's customers, clients, accounts, sales and/or service representatives, independent contractors or suppliers to refrain from patronizing Company; or

     5. Knowingly employ or engage, or attempt to employ or engage, in any capacity, any person employed by the Company, or any sales and/or service representative, or any independent contractor or agent of the Company, who was an employee, representative, contractor, or agent of the Company during the period of three (3) years prior to Employee's termination.

     Notwithstanding anything to the contrary in this Agreement, in the event of a "Change in Control" (as defined in the Employment Agreement), and the Employee's employment with the Company is terminated for any reason, the Restricted Period shall be reduced to eighteen (18) months from the date of the termination.


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     B. For purposes of this Agreement, the "Restricted Area" shall be defined in relation to the geographic scope of activities carried on by Employee on the Company's behalf during the term of Employee's employment. For example, if Employee's duties are those of upper management and he or she directs, controls, or influences activities on behalf of the Company which are nationwide in scope, the Restricted Area shall be the United States of America and the territories thereof. If, however, Employee is in middle management and his or her activities relate to a specific geographic area such as a state of the United States or other region of the country, then the Restricted Area shall be that state or region. For inside or outside sales employees, the Restricted Area shall be every state which includes any part of the sales territory or region for which that salesperson has been responsible or partially responsible while in the Company's employ. These examples are by no means all inclusive. They are set forth as the most common examples of the Restricted Area intended to be covered by this Agreement.

     C. Employee agrees that each of the above covenants are separate and distinct covenants, independent of each other, and that the illegality or invalidity of any one or more of them or any part of one or more of them shall not render the others illegal or invalid, and that if the invalidity or unenforceability is due to the unreasonableness of the time or geographic area covered by said covenants, said covenants shall nevertheless be enforced to the maximum extent permitted by law and effective for such period of time and for such area as may be determined to be reasonable by a court of competent jurisdiction.

III. MISCELLANEOUS

     A. The existence of any claim or cause of action of the Employee against Company, shall not constitute a defense to the enforcement by Company of the above covenants or obligations. Employee agrees that if Employee breaches any of the covenants or obligations set forth above, the Restricted Period shall be suspended until such time as said violation shall cease. Employee further agrees that if Employee breaches any of Employee's covenants or obligations set forth above, the Company shall have the right, in addition to other rights provided herein or any other rights that it may have in law or equity, to seek and obtain from any Court of competent jurisdiction relief by way of injunction. Employee acknowledges and agrees that should Employee breach any of Employee's covenants and obligations above, the Company would suffer irreparable damages and the Company would have no adequate remedy at law. Employee further agrees that if the Company prevails in any legal proceeding to enforce this Agreement, the Company shall be awarded, in addition to such other relief it may be granted, attorneys' fees and costs incurred in connection with such proceeding.

     B. If any portion of this Agreement shall be determined to be invalid or unenforceable, then such determination shall not affect any other portion of this Agreement and such other portions shall remain in full force and effect.

     C. Employee covenants and acknowledges that Employee executed this Agreement prior to the commencement of employment with Company and that this Agreement is supported by good, valuable and sufficient consideration.


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     D. For purposes of this Agreement, all communications provided for herein shall be in writing and shall be deemed to have been duly given when hand delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     (a) If the notice is to the Company:

          Myers Industries, Inc.
          1293 South Main Street
          Akron, OH 44301
          Attn: President

          With a copy to:
          Myers Industries, Inc.
          1293 South Main Street
          Akron, OH 44301
          Attn: General Counsel

     (b) If the notice is to the Executive:

          Mr. Donald A. Merril
          4513 Bridle Trail
          Akron, OH 44333

          With a copy to:
          Vincent E. Fisher
          Roth Bierman LLP
          5196 Richmond Road
          Bedford Heights, Ohio 44146

or to such other address as either Party may have furnished to the other in writing and in accordance herewith; except that notices of change of address shall be effective only upon receipt.

     E. This Agreement may not be modified or amended except by a written instrument signed by both Company and Employee. This Agreement shall inure to the benefit of the successors and assigns of the Company and shall be binding upon Employee's heirs, executors, administrators and successors.


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     F. This Agreement and any dispute arising from or in relation to it shall be governed by and construed in accordance with the laws of the State of Ohio. Venue of any action or dispute of any kind arising from or relating to Employee's employment with Company is limited exclusively to the Courts of the State of Ohio. Employee acknowledges and agrees that this Agreement may be assigned by the Company without Employee's consent.

                                        MYERS INDUSTRIES, INC.


                                        By: /s/ John C. Orr
                                            ------------------------------------
                                            John C. Orr, President and
                                            Chief Executive Officer


                                        EMPLOYEE:


                                        /s/ Donald A. Merril
                                        ----------------------------------------
                                        Donald A. Merril


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